UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )

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☑  Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

Woodbridge Holdings Corporation
(Name of Registrant as Specified In Its Charter)

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Woodbridge Holdings Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

                    , 2008
Dear Shareholder:

The attached Information Statement is being delivered by Woodbridge Holdings Corporation (the “Company”) to its shareholders in connection with a recently approved amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). Following the Amendment, amendments to the Articles of Incorporation will only be subject to shareholder approval when shareholder approval is required under Florida law. Accordingly, shareholder approval will not be required in those limited circumstances under Florida law, such as in connection with a reverse stock split, when the Board of Directors may approve an amendment to the Articles of Incorporation without shareholder approval. The Amendment was approved by the Company’s Board of Directors and by the written consent of BFC Financial Corporation, which holds and is entitled to vote shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Amendment.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

The Company’s Board of Directors has unanimously approved the Amendment and has authorized the Company to take all actions necessary to cause the Amendment to become effective, including the filing of the Amendment with the Florida Department of State. The Company’s Board of Directors believes that the Amendment will save the Company the substantial time and expense of soliciting proxies and convening special meetings of its shareholders in connection with amendments to the Articles of Incorporation when, under the limited circumstances permitted by Florida law, the Company’s Board of Directors may approve the amendment without shareholder approval.

The attached Information Statement contains a description of the Amendment, and you are urged to carefully read the Information Statement in its entirety.

On behalf of the Company’s Board of Directors and the employees of the Company and its subsidiaries, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

Woodbridge Holdings Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

Information Statement

This Information Statement is being furnished to all holders of the Class A Common Stock and Class B Common Stock of Woodbridge Holdings Corporation (the “Company”) in connection with the adoption of an Amendment to the Articles of Incorporation to require shareholder approval of amendments to the Articles of Incorporation only when shareholder approval is required under Florida law. This Amendment will permit the Company’s Board of Directors to approve amendments without shareholder approval in those limited circumstances permitted under Florida law, such as in connection with a reverse stock split.

On July 28, 2008, the Amendment was approved by the Company’s Board of Directors. On          , 2008, the Amendment was approved by the written consent of BFC Financial Corporation (“BFC”) with respect to shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Amendment. Accordingly, there will be no meeting of shareholders to approve the Amendment.

This Information Statement is first being mailed on or about           , 2008 to all holders of record of the Company’s Class A Common Stock and Class B Common Stock as of August 26, 2008. The Company anticipates that the Amendment will be filed with the Florida Department of State and become effective on or about          , 2008.

Vote Required for Approval

In addition to the approval of the Company’s Board of Directors, the Amendment required the approval of the holders of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Amendment. As of August 26, 2008, there were           shares of the Company’s Class A Common Stock and 1,219,031 shares of the Company’s Class B Common Stock outstanding. Holders of the Company’s Class A Common Stock and Class B Common Stock were entitled to vote as a single voting group on the Amendment. Holders of Class A Common Stock are entitled to one vote per share, with all holders of Class A Common Stock having in the aggregate 53% of the general voting power of the Company. The number of votes represented by each share of Class B Common Stock, which represent in the aggregate 47% of the general voting power of the Company, is calculated in accordance with the Company’s Articles of Incorporation. Under the Company’s Articles of Incorporation, based on the number of outstanding shares of the Company’s Class A Common Stock and Class B Common Stock as of August 26, 2008, each outstanding share of Class B Common Stock was entitled to           votes on the Amendment.

On          , 2008, the Company received the written consent approving the Amendment by BFC with respect to           shares of the Company’s Class A Common Stock and all 4,876,124 shares of the Company’s Class B Common Stock, representing in the aggregate     % of the total votes entitled to be cast on the Amendment.

Dissenters’ Rights

Under Florida law, the Company’s shareholders have no dissenters’ rights as a result of the approval and filing of the Amendment.

Notice to Shareholders

The distribution of this Information Statement to the Company’s shareholders satisfies the notice requirements of Florida law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of August 14, 2008, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of August 14, 2008. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the “SEC”) and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after August 14, 2008. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount and Nature of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class

Class A Common Stock	Tradewinds Global Investors, LLC	22,753,076	(1)	23.90%
	2049 Century Park East 20th Floor Los Angeles, CA 90067

	BFC Financial Corporation	18,676,955	(2)	20.64
	2100 West Cypress Creek Road Fort Lauderdale, Florida 33309

	Pennant Capital Management, LLC	18,292,945	(3)	19.22
	40 Main Street Chatham, NY 07928

	Prescott Group Capital Management, L.L.C.	8,937,413	(4)	9.39
	1924 S. Utica, #1120 Tulsa, Oklahoma 74104

	Barclays Global Investors UK Holdings Limited	7,350,198	(5)	7.72
	1 Churchill Place Canary Wharf London, England E14 5HP

	Robert E. Robotti	5,631,389	(6)	5.92
	52 Vanderbilt Avenue 4th Floor New York, New York 10017-3808

	QVT Financial LP	5,485,103	(7)	5.76
	1177 Sixth Avenue 9th Floor New York, New York 10036

Class B Common Stock	BFC Financial Corporation	1,219,031	(2)	100%
	2100 West Cypress Creek Road Fort Lauderdale, Florida 33309

(1)	Tradewinds Global Investors, LLC has sole voting power over 19,417,561 of the shares listed and sole dispositive power over all shares listed.

(2)	The 18,676,955 shares of Class A Common Stock beneficially owned by BFC includes 6,145,582 shares of Class A Common Stock that, subject to certain exceptions, BFC has agreed not to vote. Class B Common

Stock is convertible on a share-for-share basis into Class A Common Stock at any time at BFC’s discretion. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC common stock representing 73.8% of the total voting power of BFC. Mr. Levan serves as Chairman and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of BFC. Mr. Abdo serves as Vice Chairman of the Company and BFC.

(3)	Pennant Capital Management, LLC and Alan Fournier have shared voting and dispositive power over all shares listed.

(4)	Prescott Group Capital Management, L.L.C has sole voting and dispositive power over all shares listed.

(5)	Barclays Global Investors UK Holdings Limited and/or its affiliated managers have sole voting and dispositive power over all shares listed.

(6)	Robert E. Robotti has sole voting and dispositive power over 4,900 of the shares listed and shared voting and dispositive power over the remaining 5,626,489 of the shares listed.

(7)	QVT Financial LP has sole voting and dispositive power over all shares listed.

Security Ownership of Management

Listed in the table below are the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned as of August 14, 2008 by (i) each of the Company’s directors as of August 14, 2008, (ii) each of the Company’s Named Executive Officers (as defined in the applicable rules and regulations of the SEC and in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 5, 2008) and (iii) all of the Company’s directors and executive officers as of August 14, 2008 as a group. The address of all parties listed below is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

	Class A	Class B	Percent of		Percent of
	Common Stock	Common Stock	Class A		Class B
	Ownership	Ownership	Common Stock		Common Stock

BFC Financial Corporation(1)	18,676,955	1,219,031	20.64%		100%
Alan B. Levan(1)(2)(3)	99,645	—		*	—
John E. Abdo(1)(3)(4)	39,946	—		*	—
Paul J. (“Pete”) Hegener	32,256	—		*	—
George P. Scanlon	—	—	—		—
Seth M. Wise(3)	5,301	—		*	—
James J. Blosser(5)	95,878	—		*	—
Darwin C. Dornbush(5)	72,162	—		*	—
S. Lawrence Kahn, III(5)	77,912	—		*	—
Alan Levy(5)	74,623	—		*	—
Joel Levy(5)	88,689	—		*	—
William R. Nicholson(5)	124,535	—		*	—
William R. Scherer(5)	117,008	—		*	—
All directors and executive officers of the Company as of August 14, 2008 as a group (11 persons)(1)(6)	19,472,654	1,219,031	21.38%		100%

*	Less than one percent of class.

(1)	The 18,676,955 shares of Class A Common Stock beneficially owned by BFC includes 6,145,582 shares of Class A Stock that, subject to certain exceptions, BFC has agreed not to vote. Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock at any time at BFC’s discretion. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC common stock representing 73.8% of the total voting power of BFC. Mr. Levan serves as Chairman and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of BFC. Mr. Abdo serves as Vice Chairman of the Company and BFC.

(2)	Includes beneficial ownership of 547 shares of Class A Common Stock held indirectly.

(3)	Includes beneficial ownership of shares of Class A Common Stock held in the BankAtlantic Security Plus Plan as a result of BankAtlantic Bancorp, Inc.’s previous ownership of the Company prior to the 2003 spin-off of the Company as follows: Alan B. Levan — 15,517 shares; John E. Abdo — 9,424 shares; and Seth M. Wise — 87 shares.

(4)	Includes beneficial ownership of 30,522 shares of Class A Common Stock held indirectly.

(5)	Includes beneficial ownership of the following shares of Class A Common Stock which may be acquired within 60 days pursuant to stock options: Darwin C. Dornbush — 21,430 shares; Alan J. Levy — 13,808 shares; Joel Levy — 57,177 shares; James J. Blosser — 95,878 shares; William R. Nicholson — 94,170 shares; William R. Scherer — 27,485 shares; and S. Lawrence Kahn, III — 39,136 shares.

(6)	Includes beneficial ownership of 349,084 shares of Class A Common Stock which may be acquired by the Company’s directors within 60 days pursuant to stock options held by them.

AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED ARTICLES OF INCORPORATION

Description of the Amendment

Under Article VI of the Articles of Incorporation, the Company presently reserves to its shareholders the right to amend or repeal the Articles of Incorporation. The Amendment amends Article VI of the Articles of Incorporation to specifically provide that the Company’s Board of Directors may approve certain amendments to the Articles of Incorporation without shareholder approval in those limited circumstances permitted by Florida law. In most circumstances, however, amendments to the Articles of Incorporation will continue to require shareholder approval. The form of the Amendment is attached to this Information Statement as Appendix A.

Reasons for the Amendment

The Company’s Board of Directors has unanimously approved the Amendment and, as a result of BFC’s approval of the Amendment, has authorized the Company to take all actions necessary to cause the Amendment to become effective, including the filing of the Amendment with the Florida Department of State. The Company’s Board of Directors approved the Amendment in order to save the Company the substantial time and expense of soliciting proxies and convening special meetings of its shareholders in connection with amendments to the Articles of Incorporation when, under the limited circumstances permitted by Florida law, the Company’s Board of Directors may approve the amendment without shareholder approval.

The Company recently announced that it intends to effect a one-for-five reverse stock split of its Class A and Class B Common Stock. Under Florida law, a reverse stock split must be effected by an amendment to the Articles of Incorporation; however, Florida law expressly permits an amendment to the Articles of Incorporation to effect a reverse stock split upon the approval of the Board of Directors without the requirement for shareholder approval. Following the Amendment, it will be clear that the Company, as permitted by Florida law, may effect certain amendments to the Articles of Incorporation, such as in connection with the proposed reverse stock split, upon Board approval without obtaining shareholder approval.

In addition to amendments in connection with a reverse stock split, Florida law also permits the Board of Directors to amend the Articles of Incorporation without shareholder approval in other limited circumstances, including: (i) to change the par value for a class or series of shares; (ii) to delete the authorization for a class or series of shares if the terms of such class or series may be determined by the Board of Directors and no shares of such class or series are issued; (iii) to make certain immaterial changes to the Corporation’s name, including substituting the abbreviation “Corp.” for the word “Corporation” or adding a geographical attribution to the Corporation’s name; (iv) to delete information contained in the Articles of Incorporation that is solely of historical interest; or (v) to provide that, if the Corporation acquires its own shares, such shares belong to the Corporation and constitute treasury shares until disposed of or canceled by the Corporation.

ADDITIONAL INFORMATION

The Company files reports, proxy and information statements and other information with the SEC. You can read and copy these reports, proxy and information statements and other information concerning the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can review the Company’s electronically filed reports, proxy and information statements and other information on the SEC’s internet site at www.sec.gov.  The Company’s Class A Common Stock is listed on the New York Stock Exchange and, accordingly, these reports, proxy and information statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York City, New York 10005.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy or information statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy and information materials, delivering a single proxy or information statement, as applicable, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you are receiving multiple proxy or information statements and would like to request delivery of a single proxy or information statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Marianela Patterson.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman of the Board

          , 2008

Appendix A

FORM OF ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
WOODBRIDGE HOLDINGS CORPORATION

The Amended and Restated Articles of Incorporation, as amended, of WOODBRIDGE HOLDINGS CORPORATION, a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, and such amendment is set forth as follows:

1.	Article VI is hereby deleted in its entirety and replaced with the following:

“Except as otherwise specifically provided in these Articles of Incorporation, this Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida.”

A-1